Exhibit 99.1

Fifth Street Finance Corp. Expands Its Syndicated Bank Credit Facility to $680 Million

GREENWICH, CT, August 15, 2014 -- Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) today announced an incremental commitment from an existing lender to its syndicated bank credit facility led by ING Capital LLC. As a result, the committed facility size increased by $10 million to $680 million. The facility includes 16 lenders with an accordion feature allowing for potential future expansion up to $800 million. The final maturity of the facility remains August 6, 2018.

“We continue to grow the size of our syndicated credit facility, which provides us with flexible capital to provide custom-tailored financing solutions by partnering with private equity sponsors, including the ability to commit to larger transactions up to $250 million,” said Leonard M. Tannenbaum, FSC’s Chief Executive Officer, adding, “The diverse group of lenders in our syndicated credit facility includes leading investment banks, commercial banks and regional banks, and is an important component of our low-cost capital structure.”

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a leading specialty finance company that provides custom-tailored financing solutions to mid-sized companies, primarily in connection with investments by private equity sponsors.  The company originates and invests in one-stop financings, first lien, second lien, mezzanine debt and equity co-investments.  FSC’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments and capital appreciation from its equity investments.  The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC, an SEC-registered investment adviser and leading alternative asset manager with $5 billion in assets under management.  With a track record of more than 16 years, Fifth Street’s nationally recognized platform has the ability to hold loans up to $150 million, commit up to $250 million and structure and syndicate transactions up to $500 million.  Fifth Street received the 2014 ACG New York Champion’s Award for “Senior Lender Firm of the Year” and was named both 2013 “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions. FSC’s website can be found at fsc.fifthstreetfinance.com.

About ING Capital LLC

ING Capital LLC is a financial services firm offering a full array of wholesale financial lending products and advisory services to its corporate and institutional clients. ING Capital is an indirect U.S. subsidiary of ING Bank NV, part of ING Group (NYSE: ING), a global financial institution of Dutch origin. The purpose of ING Bank is empowering people to stay a step ahead in life and in business. The Investment Industry Finance (IIF) group at ING Capital offers a broad range of structured finance solutions to its clients active in the Investment Industry, including business development companies.

ING Bank’s more than 52,000 employees offer retail and commercial financial products and services to customers in over 40 countries.

Sustainability forms an integral part of ING’s corporate strategy, which is evidenced by ING shares being included in the Dow Jones Sustainability Index (Europe and World) and the FTS4Good Index.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:
Robyn Friedman, Vice President, Investor Relations
(203) 681-3720
ir@fifthstreetfinance.com

Media Contact:
Nick Rust
Prosek Partners
(212) 279-3115 ext. 252
pro-fifthstreet@prosek.com